UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2003

CNET Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA    94105

(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

On January 30, 2003, CNET Networks, Inc. reported that net revenues for the fourth quarter ended December 31, 2002 totaled $67.8 million, compared to net revenues of $70.2 million for the same period of 2001. The company's net income for the fourth quarter of 2002 was $3.5 million, or $0.03 per share, versus a net loss of $81.2 million, or $0.59 per share, for the same period last year. The fourth quarter 2002 net income included a gain of $18.5 million from the repurchase of debt, partially offset by a $9.1 million asset impairment charge related to migration to a new technology platform. The fourth quarter 2001 net loss of $81.2 million included $60.1 million of amortization of goodwill and intangible assets and $6.4 million of integration expenses.

The company's operating income before depreciation, amortization and non-cash asset disposal costs was $4.2 million. This compares to an operating loss before depreciation and amortization of $10.9 million in the fourth quarter of 2001. CNET Networks believes operating income before depreciation, amortization and asset impairment charges is useful to investors in measuring our operating performance.

For the year ended December 31, 2002 revenues totaled $237.0 million, compared to net revenues of $285.8 million for the same period of 2001. CNET Networks' 2002 operating loss before depreciation, amortization and asset impairment costs was $30.4 million. This compares to an operating loss before depreciation, amortization and asset impairment costs of $89.1 million in 2001. The 2002 and 2001 operating losses included business realignment costs of $12.4 million and $43.0 million, respectively. The company's net loss for the year of 2002 was $360.6 million, or $2.60 per share, versus a net loss of $2.0 billion, or $14.52 per share, for the same period last year. The 2002 net loss included asset impairment of $290.5 million and amortization of intangibles of $34.7 million. The 2001 net loss of $2.0 billion included asset impairment of $1.1 billion and $678.6 million of amortization of intangible assets.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K and includes the following financial statements and schedule: Consolidated Statements of Operations for the three months and years ended December 31, 2002 and 2001, Consolidated Balance Sheets as of December 31, 2002 and 2001, Consolidated Statements of Cash Flow for the years ended December 31, 2002 and 2001, and Business Segment Summary for the three months and years ended December 31, 2002 and 2001.

ITEM 9. REGULATION FD DISCLOSURE.

CNET Networks, Inc.
Guidance to the Investment Community

$ in millions, except per share        Q4 2002        Q1 2003 est.        2003 est.
                                        Actual        Low  -  High       Low - High

Net revenues                            $67.8          $54 - $56         $235 - $245

Operating expense before
  depreciation & amortization(1) (2)    $63.6          $61 - $63         $235 - $240

Operating income (loss) before
  depreciation & amortization (2)        $4.2         ($9) - ($6)          $0 - $5

Depreciation expense                    ($6.0)          ($6.0)            ($21.0)

Amortization expense                    ($1.5)          ($1.5)             ($6.0)

Interest expense, net                   ($1.3)          ($1.5)             ($6.0)

Other income (expense) (3)              $17.2           ($1.0)             ($4.0)

Earnings (loss) per share (4)(5)       ($0.03)      ($0.14)-($0.11)    ($0.27)-($0.23)

(1)Q1 2003 est. and FY 2003 est. includes expenses of $4-5 million related to staff reductions completed in Q1 2003 as well as radio operation termination costs.
(2) Q4 2002 actual includes a $9.1 million asset disposal charge.
(3) Q4 2002 includes a net gain of $18.5 million from the repurchase of debt.
(4) Q4 2002 includes a net gain of $0.07 per share related to the gain on repurchase of debt offset by the asset impairment charge.
(5) Assumes an effective tax rate of zero percent in Q4 2002, Q1 2003 and full-year 2003.

This document includes forward-looking guidance that are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include the statements regarding the company's expected financial results in the first quarter and full-year 2003, as well as other statements throughout the document that are identified by the words "expect," "estimate," "target," "believe," "anticipate," "intend" and similar expressions. These statements are only effective as of the date of this document and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. Reported results should not be considered as an indication of future performance. The risks and uncertainties include: a continued or worsening slowdown in advertising spending on the Internet in general, especially in the technology sector, or on CNET Networks' properties in particular, which could be prompted by continuing weakness in corporate or consumer spending, the failure of existing advertisers to meet their advertising commitments, or other factors; the need for further cost-reductions, which could increase severance costs and negatively impact operating income and net income or cause such results to differ from company guidance; the risk that cost-reduction initiatives will not be achieved due to implementation difficulties or contractual spending commitments that can't be reduced; the risk that cost-reduction efforts will result in a loss of revenues due to a decrease in resources dedicated to generating revenues; the acquisition of businesses or the launch of new lines of business, which could decrease our cash position, increase operating expense and dilute operating margins; future impairment of the company's assets or the need to increase the company's reserve attributable to abandoned real estate; disruption of our service due to the failure of key infrastructure providers or in connection with the transfer of our systems to new providers; and the failure of the company's users to adopt new paid service offerings. For risks about CNET Networks' business, see its Annual Form 10-K for the year ended December 31, 2001; its Quarterly Report on 10-Q for the period ended September 30, 2002 and subsequent Forms 8- K, including disclosures under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations, " which are filed with the Securities and Exchange Commission and are available on the SEC's website at www.sec.gov.

CNET Networks, Inc.
Quarterly Statistical Highlights
Unaudited

                                                    Q4-02     Q3-02     Q2-02     Q1-02     Q4-01    Q-Q%chg  Y-Y% chg
                                                  --------- --------- --------- --------- --------- --------- ---------

Total Quarterly Revenue ($mm)                       $67.8     $56.3     $57.2     $55.7      $70.2     21%      -3%

Revenue Distribution (%)
   US Online Media                                     42%       43%       43%       45%       49%
   Commerce                                            20%       17%       19%       20%       18%
   Print & Broadcast                                   17%       22%       19%       20%       17%
   International                                       15%       11%       12%        9%       11%
   Channel Services                                     6%        7%        7%        6%        5%

   Barter as % of Total Revenue                         4%        5%        5%        5%        5%

Advertiser Metrics
   Network Unique Customers                          1,950     1,750     1,591     1,585     1,503     11%      30%
   Top 100 Advertisers' Renewal Rate                   85%       88%       91%       78%       92%
   Top 100 Advertisers' % of Network Revenue           63%       63%       59%       61%       64%

Commerce Metrics (000s, except $)
   Average Leads per Day                              326       261       280       280       322      25%       1%
   Total Leads                                     30,000    24,000    25,500    25,200    29,600      25%       1%
   Revenue per lead                                 $0.45     $0.44     $0.43     $0.43     $0.41

Channel Services
   Data Source Licenses                               258       218       201       188       171      18%      51%

User Metrics
   GameSpot Complete Paying Subscribers (000s)       47.2      37.5      22.5         -         -      26%      na
   Downloads per day (mm)                             2.4       2.2       2.6       3.1       2.7       9%     -11%

Balance Sheet Highlights ($mm)
   Cash                                             $47.2     $64.8     $94.1     $57.6     $93.4
   Marketable Debt Securities                        79.8     105.4     112.9     135.4     123.5
   Restricted Cash                                   18.1      18.1      15.8      15.8      16.3
                                                  -------   -------   -------   -------   -------
      Total Cash & Equivalents                     $145.1    $188.3    $222.8    $208.8    $233.2

   Total Long-term Debt                            $118.0    $170.1    $177.0    $176.5    $176.5

   Days Sales Outstanding (DSO)                        74        69        73        87        72      7%      3%

Operating Loss Reconciliation

Operating income (loss) before depreciation, amortization and asset impairment.

                                              Three months ended                    Twelve months ended
                                                 December 31,                          December 31,
                                           ------------------------              ------------------------
                                              2002          2001                    2002          2001
                                           ------------------------              ------------------------
Operating income (loss)                     $ (12,412)   $ (77,295)              $(381,314)  $(1,867,125)
   Depreciation                                 6,036        6,260                  25,749        24,417
   Amortization of goodwill and
       intangible assets                        1,493       60,086                  34,655       678,602
   Asset impairment                             9,104            -                 290,505     1,075,000
                                           ----------    ----------              ----------  ------------
Operating income (loss) before depreciation
   amortization and asset impairment        $   4,221    $ (10,949)              $ (30,405)  $   (89,106)
                                           ==========    ==========              ==========  ============

Exhibit Number

Title

99.1

    CNET Networks, Inc. Consolidated Statements of Operations for the three months and years ended December 31, 2002 and 2001, Consolidated Balance Sheets as of December 31, 2002 and December 31, 2001,
Consolidated Statements of Cash Flow  for the years ended December 31, 2002 and 2001, and Business Segment
Summary for the three months and years ended December 31, 2002 and 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2003

CNET Networks, Inc.

By:	/s/ DOUGLAS N. WOODRUM

Name: Douglas N. Woodrum
Title: Chief Financial Officer